               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       PRECIOUS METALS AND MINERALS TRUST



(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)


                _                              _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |         ERV            |
        T  =   |    \  |    -------------       |  - 1
               |     \ |          P             |
               |      \|                        |
               |_                              _|

       T = AVERAGE ANNUAL TOTAL RETURN
       n = NUMBER OF YEARS
     ERV = ENDING REDEEMABLE VALUE
       P = INITIAL INVESTMENT


                                                                 (A)
$1,000          ERV AS OF   AGGREGATE         NUMBER OF    AVERAGE ANNUAL
INVESTED - P    31-Oct-96   TOTAL RETURN      YEARS - n    TOTAL RETURN - T
------------    ---------   ------------      -----------------------------

 31-Oct-95      $1,109.30       10.93%           1.00           (0.10%)

 31-Oct-91      $1,336.00       33.60%           5.00           (0.31%)

 06-Aug-90      $1,176.40       17.64%           6.24           (0.18%)


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C)  TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)


                _                              _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |       EV               |
        t  =   |    \  |  -------------         | - 1
               |     \ |          P             |
               |      \|                        |
               |_                              _|

                   EV
       TR  =   ----------       - 1
                    P


       t = AVERAGE ANNUAL TOTAL RETURN
           (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
      EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
       P = INITIAL INVESTMENT
      TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                   (C)                                         (B)
$1,000           EV AS OF         TOTAL                 NUMBER OF         AVERAGE ANNUAL
INVESTED - P    31-Oct-96         RETURN - TR           YEARS - n         TOTAL RETURN - t
------------    ---------         -----------           ---------         ----------------
 31-Oct-95      $1,159.30              15.93%                1.00                   15.93%

 31-Oct-91      $1,356.00              35.60%                5.00                    6.28%

 06-Aug-90      $1,176.40              17.64%                6.24                    2.64%

(D)       GROWTH OF $10,000
(E)       GROWTH OF $50,000
(F)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

                                      (D)                           (E)                          (F)
$10,000            TOTAL              GROWTH OF                     GROWTH OF                    GROWTH OF
INVESTED - P       RETURN - TR        $10,000 INVESTMENT - G        $50,000 INVESTMENT - G       $100,000 INVESTMENT - G
06-Aug-90                17.64             $11,764                                 $58,820                 $117,640